Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Form S-8 (No. 333-139356) of Global Telecom & Technology, Inc. of our report dated June 1, 2006 relating to the consolidated financial statements of European Telecommunications & Technology Limited as of December 31, 2005 and for the period then ended, which appears in the Annual Report to Shareholders, which is included herein in this Annual Report on Form 10-K.
/s/ BDO Stoy Hayward LLP
London, England
April 16, 2007